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                                 NEWS RELEASE

[LOGO]

           INTRUSION.COM OFFICIALLY CHANGES ITS NAME TO INTRUSION INC.

                    COMPANY NAME CHANGE EFFECTIVE TODAY

RICHARDSON, TX, NOV. 1, 2001 -- Effective today, Intrusion.com officially changed its name to Intrusion Inc. (NASDAQ: INTZ). Intrusion Inc. is a leader in the intrusion detection market and offers complementary security appliances and vulnerability assessment solutions.

Chief Executive Officer Tim Kinnear remarked, "Intrusion has rapidly gained recognition as one of the leaders in the intrusion detection market. We develop and sell best-of-breed information security software and security appliances. By dropping the .com from our name, we'll avoid confusion by some customers and investors about our business model."

ABOUT INTRUSION INC.

Intrusion Inc. is a leading global provider of enterprise security solutions for the information-driven economy. Intrusion Inc.'s suite of security products help businesses protect critical information assets by quickly detecting, analyzing and responding to network- and host-based attacks. The company's products include intrusion detection and vulnerability assessment systems, and modular, scalable security "secured by Check Point" appliances for Check Point Software Technologies' (NASDAQ: CHKP) market-leading VPN-1(TM)/FireWall-1(R). For more information, please visit www.intrusion.com.

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MEDIA CONTACT:  Joseph LaPalomento, Director, Public Relations 972-664-8041,
jlapalomento@intrusion.com

INVESTOR CONTACT:  Charleigh Shayne, Director, Investor Relations
972-664-8061, cshayne@intrusion.com